Exhibit 99.1

Body Central Corp. Announces First Quarter 2013 Financial Results

Jacksonville, FL — May 2, 2013 — Body Central Corp. (Nasdaq: BODY) today announced financial results for the first quarter of 2013.

Highlights for the first quarter ended March 30, 2013:

•                  Net revenues for the quarter decreased 1.5% to $81.4 million, compared to $82.7 million for the first quarter of 2012.

•                  Store sales rose 2.4% to $72.6 million driven by a net increase of 36 stores over the same quarter last year offset by a comparable-store sales decrease of 10.2%.

•                  Income from operations was $3.9 million as compared to $9.5 million for the quarter in 2012.

•                  Net income was $2.7 million, or $0.17 per diluted share based on 16.3 million weighted average shares outstanding. Net income for the first quarter of 2012 was $5.9 million, or $0.36 per diluted share based on 16.4 million weighted average shares outstanding.

•                  The Company opened 5 new stores and closed 2 stores during the first quarter and operated 279 stores as of March 30, 2013.

Brian Woolf, Body Central’s CEO, stated: “Our first quarter results were consistent with our expectations for sales and earnings.  While we have made progress towards improving our product assortment, we still expect sales challenges and margin pressure in the second quarter as we work through the legacy inventory and orders prior to transitioning to our fall floor set.  We are pleased to announce that we appointed Michael Millonzi as our SVP of Store Operations, Edward Jekot as our VP of Brand Presentation and Barry Landau as VP of Planning & Allocations.  We continue to be intently focused on our major initiatives:  building the brand, improving the shopping experience for our customers, and creating a true omni-channel retail business. We remain optimistic about our ability to produce improved sales and earnings as we move through the second half of this year.”

Balance Sheet highlights as of March 30, 2013:

Cash, cash equivalents and short-term investments were $43.4 million at the end of the first quarter of 2013 compared to $44.5 million at the end of the first quarter in the prior year.

Average store inventories at cost decreased 15% from one year ago.

The Company had no long-term debt as of the end of the first quarter 2013 and 2012.

Reported results are preliminary and remain subject to adjustment until the filing of our Form 10-Q with the SEC.

Conference Call Information

A conference call to discuss first quarter financial results is scheduled for today May 2, 2013, at 4:30 PM Eastern Time. The conference call will also be webcast live at www.bodycentral.com. To access the replay of this call, please dial (877) 870-5176 and enter pin number 8383792. The replay is available until May 16, 2013. A replay of this web cast will also be available on the Investor Relations section of the Company’s website, www.bodycentral.com, within two hours of the conclusion of the call and will remain on the website for ninety days.

About Body Central

Founded in 1972, Body Central Corp. is a growing, multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices. As of April 26, 2013 the Company operated 281 specialty apparel stores in 26 states under the Body Central and Body Shop banners, as well as a direct business comprised of a Body Central catalog and an e-commerce website at www.bodycentral.com. The Company targets women in their late teens and twenties from diverse cultural backgrounds who seek the latest fashions and a flattering fit. The Company’s stores feature an assortment of tops, dresses, bottoms, jewelry, accessories and shoes sold primarily under the Company’s exclusive Body Central® and Lipstick® labels.

CONTACT:

Tom Stoltz

Chief Operating Officer and Chief Financial Officer

904-207-6720

tstoltz@bodyc.com

Safe Harbor Language

Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) our ability to identify and respond to new and changing fashion trends, customer preferences and other related factors; (2) our ability to execute successfully our growth strategy; (3) changes in consumer spending and general economic conditions; (4) changes in the competitive environment in our industry and the markets we serve, including increased competition from other retailers; (5) our new stores or existing stores achieving sales and operating levels consistent with our expectations; (6) the success of the malls and shopping centers in which our stores are located; (7) our dependence on a strong brand image; (8) our direct business growing consistently with our growth strategy; (9) our information technology systems supporting our current and growing business, before and after our planned upgrades; (10) disruptions to our information systems in the ordinary course or as a result of systems upgrades; (11) our dependence upon key executive management or our inability to hire or retain additional personnel; (12) disruptions in our supply chain and distribution facility; (13) our lease obligations; (14) our reliance upon independent third-party transportation providers for all of our product shipments; (15) hurricanes, natural disasters, unusually adverse weather conditions, boycotts and unanticipated events; (16) the seasonality of our business; (17) increases in costs of fuel, or other energy, transportation or utilities costs and in the costs of labor and employment; (18) the impact of governmental laws and regulations and the outcomes of legal proceedings; (19) our maintaining effective internal controls; and (20) our ability to protect our trademarks or other intellectual property rights.

BODY CENTRAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Thirteen Weeks Ended
	March 30,	March 31,
	2013	2012
	(in thousands, except share
	and per share data)

Net revenues	$81,403	$82,681
Cost of goods sold, including occupancy, buying, distribution center and catalog costs	53,760	53,419
Gross profit	27,643	29,262
Selling, general and administrative expenses	22,003	18,250
Depreciation	1,762	1,477
Income from operations	3,878	9,535
Interest income, net	(1)	(8)
Other income, net	(29)	(42)
Income before income taxes	3,908	9,585
Provision for income taxes	1,211	3,646
Net income	$2,697	$5,939

Net income per common share:
Basic	$0.17	$0.37

Diluted	$0.17	$0.36

Weighted-average common shares outstanding:
Basic	16,240,949	16,123,255

Diluted	16,318,135	16,365,933

BODY CENTRAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 30,	March 31,
	2013	2012
	(In thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$37,146	$24,608
Short-term investments	6,293	19,871
Accounts receivable	3,665	1,098
Inventories	26,756	22,530
Prepaid expenses and other current assets	6,026	4,885
Deferred tax asset	1,905	1,659
Total current assets	81,791	74,651

Property and equipment, net of accumulated depreciation	34,446	23,229
Goodwill	21,508	21,508
Intangible assets, net of accumulated amortization	16,574	16,395
Other assets	299	101
Total assets	$154,618	$135,884
Liabilities and Stockholders’ Equity
Current liabilities
Merchandise accounts payable	$15,724	$16,741
Accrued expenses and other current liabilities	20,210	15,665
Total current liabilities	35,934	32,406
Other liabilities	10,001	7,482
Deferred tax liability	5,354	3,966
Total liabilities	51,289	43,854
Commitments and contingencies
Stockholders’ equity
Total stockholders’ equity	103,329	92,030

Total liabilities and stockholders’ equity	$154,618	$135,884

BODY CENTRAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Thirteen Weeks Ended
	March 30,	March 31,
	2013	2012
	(in thousands)
Cash flows from operating activities
Net income	$2,697	$5,939
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,762	1,477
Deferred income taxes	110	36
Amortization of premium discounts on short-term investments	29	—
Tax benefits from stock-based compensation	—	(390)
Stock based compensation	282	392
Loss on disposal of property and equipment	20	18
Changes in assets and liabilities:
Accounts receivable	1,045	1,509
Inventories	(3,785)	(1,388)
Prepaid expenses and other current assets	(66)	(592)
Other assets	(53)	5
Merchandise accounts payable	2,009	243
Accrued expenses and other current liabilities	(14)	(3,262)
Income taxes	1,005	709
Other liabilities	—	(409)
Net cash provided by operating activities	5,041	4,287
Cash flows from investing activities
Purchases of property and equipment	(2,713)	(2,429)
Purchases of short-term investments	(6,318)	(19,871)
Net cash used in investing activities	(9,031)	(22,300)
Cash flows from financing activities
Proceeds from exercise of stock options	—	238
Tax benefits from stock-based compensation	—	390
Net cash provided by financing activities	—	628
Net decrease in cash and cash equivalents	(3,990)	(17,385)
Cash and cash equivalents
Beginning of year	41,136	41,993
End of period	$37,146	$24,608